UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       ELECTRONIC SENSOR TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


                NEVADA                                 98-0372780
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


1077 BUSINESS CENTER CIRCLE, NEWBURY PARK, CALIFORNIA             91320
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     (Address of principal executive offices)                   (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                      Name of each exchange on which
      to be so registered                      each class is to be registered

              None                                         N/A
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
___N/A_____ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.001 per share
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                                (Title of class)

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                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

     Information set forth under the caption "Description of Securities" in our amended registration statement on Form SB-2/A (Registration No. 333-138977) filed with the Securities and Exchange Commission on November 28, 2006 and declared effective on December 21, 2006, and all amendments thereto, is hereby incorporated herein by reference.

Item 2.  Exhibits.

1 Description of our common stock in Article Fourth of the Amendment to Electronic Sensor Technology's Articles of Incorporation dated January 25, 2005 (incorporated by reference from Exhibit 3.1 of the registration statement on Form SB-2 filed on January 6, 2006).

2    Description of rights of shareholders of Electronic Sensor Technology in
     Article I and Article IX of Electronic Sensor Technology's Amended and Restated Bylaws (incorporated by reference from Exhibit 3.1 of the quarterly report on Form 10-QSB filed on August 16, 2006).




                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                ELECTRONIC SENSOR TECHNOLOGY, INC.



Date:  December 29, 2006        By: /s/ Philip Yee
                                ------------------------------------------------
                                                       Philip Yee
                                Secretary, Treasurer and Chief Financial Officer
                                (Principal Financial and Accounting Officer)